EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to (i) the use of the name Netherland, Sewell & Associates, Inc., the reference to our reserves report for Concho Resources Inc. (the “Company”) dated January 28, 2013, and the use of information contained therein in the Company’s annual report on Form 10-K to be filed on or about February 22, 2013, and (ii) inclusion of our summary report dated January 28, 2013, included in the Form 10-K to be filed on or about February 22, 2013, as Exhibit 99.1.

We hereby further consent to the incorporation by reference in the Registration Statements on (i) Form S-8 (file no. 333-145791, effective August 30, 2007) (ii) Form S-8 (file no. 333-182046, effective June 11, 2012), (iii) Form S-3 (file no. 333-170941, effective December 3, 2010), and (iv) Form S-3 (file no. 333-184037, effective September 21, 2012) of such information.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ G. Lance Binder
G. Lance Binder, P.E.
Executive Vice President

Dallas, Texas

February 22, 2013